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                                                                 EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in From S-8 of our report dated December 17, 2001 appearing in the Annual Report on Form 10-KSB of Environmental Remediation Holding Corporation for the year ended September 30, 2001.



/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
June 19, 2002